UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 25, 2009 (November 25, 2009)

HONG KONG WINALITE GROUP, INC.
(Exact name of registrant as specified in its charter)

NEVADA	333-83375	87-0575571

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1204-06, 12/F Wai Fung Plaza, 664 Nathan Road, Mongkok, Kowloon, Hong Kong
____________________________________________________________
(Address of principal executive offices, Zip Code)

(852) 2388-3928
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01.  CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

On November 25, 2009, the Board of Directors of Hong Kong Winalite Group, Inc. (HKWO) decided to accept the resignation of BDO Limited (BDO) as its independent registered public accounting firm.

BDO conducted a review of HKWO’s financial statements for the period from April 1, 2009 to June 30, 2009.

During the period from July 27, 2009 (the date BDO was engaged by HKWO) to November 25, 2009, there were no disagreements between HKWO and BDO concerning any matter of accounting principles or practices, financial statement disclosure, or review scope or procedure which disagreements, if not resolved to BDO’s satisfaction, would have caused them to make a reference to the subject matter of the disagreements in connection with the review.  There were no reportable events as described in Item 304(a)(1)(v) of Regulation S-K, other than those discussed in Item 4 of HKWO’s Form 10-Q for the period ended June 30, 2009.

HKWO provided BDO with a copy of the foregoing disclosures and requested from BDO a letter addressed to the Securities and Exchange Commission stating whether BDO agrees with the statements made by HKWO in response to Item 304(a) of Regulation S-K and, if not, stating the respects in which it does not agree.  BDO’s letter is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Effective November 25, 2009, HKWO’s Board of Directors engaged the firm of Madsen & Associates CPA’s. Inc. (MADSEN) as HKWO’s independent registered public accounting firm to perform the 2009 remaining quarterly interim reviews and to audit HKWO’s consolidated financial statements for the fiscal year ending December 31, 2009, and any subsequent interim periods.  During HKWO’s fiscal year ended December 31, 2008, and during the subsequent interim period through MADSEN’s engagement, neither HKWO nor anyone on its behalf has consulted with MADSEN regarding any of the matters referenced in Item 304(a)(2) of Regulation S-K.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d)  Exhibits.

Exhibit
Number	Exhibit Description

16.1	Letter dated November 25, 2009, from BDO to the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HONG KONG WINALITE GROUP, INC. By: /s/ Jingjun Hu
Date: November 25, 2009	Name:	Jingjun Hu
	Title:	Chairman